Exhibit 5.1

345 Park Avenue
New York, NY 10154-1895	Main 212.407.4000
Fax 212.407.4990
www.loeb.com

August 21, 2020

Ontrak, Inc. 2120 Colorado Ave., Suite 230 Santa Monica, CA 90404

Ladies and Gentlemen:

We have acted as counsel to Ontrak, Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement, dated August 20, 2020 (the “Underwriting Agreement”) by and between the Company and B.Riley FBR, Inc., as representative of the several underwriters identified therein (the “Underwriters”), relating to the public offering (the “Offering”) of up to 1,955,000 shares of the Company’s 9.50% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (the “Shares”), by the Company.

In connection with rendering our opinion, we have:

(a)          examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of:

1.       the Underwriting Agreement;

2.       the Certificate of Designation relating to the Shares;

3.     the Registration Statement on Form S-3 (File No. 333-230475) of the Company relating to the Shares and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2019, under the Securities Act of 1933, as amended, and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on April 1, 2019 (such registration statement being hereinafter referred to as the “Registration Statement”);

4.      the base prospectus, dated April 1, 2019, which forms a part of and is included in the Registration Statement;

5.      the prospectus supplement, dated August 21, 2020, relating to the offering of the Shares, in the form filed by the Company pursuant to Rule 424(b) under the Securities Act, which forms a part of and is included in the Registration Statement (the “Prospectus Supplement”);

6.      such other corporate records, certificates and other records and documents that we have deemed appropriate;

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Ontrak, Inc.
August 21, 2020

(b)          made such inquiries of officers and representatives of the Company and the Selling Shareholder; and

(c)          investigated such questions of law as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In connection with our examination and in rendering the opinions expressed below, we have assumed, with your approval and without any independent investigation, the genuineness of signatures on all original documents, the legal capacity of natural persons, and the conformity to original documents of all copies submitted to us as certified, conformed, photographic or telecopied copies. As to certain factual matters, unless otherwise indicated, we have relied, to the extent we have deemed proper, only on certificates of public officials and the factual representations set forth in the Underwriting Agreement. We have assumed, with your approval and without any independent investigation, (x) the due authorization, execution, delivery and performance of the Underwriting Agreement by the parties thereto (other than with respect to such execution and delivery by the Company), and (y) the extension of consideration under the Underwriting Agreement by the parties thereto.

Based on the foregoing assumptions, and subject to the qualifications and exceptions stated below, we are of the opinion that the Shares, when delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement and to the reference to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ LOEB & LOEB LLP